Exhibit 5.1

[JONES DAY LETTERHEAD]

March 6, 2025

Nanobiotix S.A.
60, rue de Wattignies
75012 Paris, France

Re: Registration Statement on Form F-3 filed by Nanobiotix S.A.

Ladies and Gentlemen:

We are acting as special French counsel for Nanobiotix S.A., a French société anonyme (the “Company”), in connection with (A) the registration of the possible issuance and sale from time to time, on a continuous or delayed basis, by the Company of up to $200,000,000 in aggregate offering price of (i) ordinary shares, €0.03 nominal value per share, of the Company (the “Ordinary Shares”); (ii) preferred shares of the Company in one or more series, certain of which may be convertible into or exchangeable for Ordinary Shares (the “Preferred Shares”); or (iii) warrants to purchase Ordinary Shares and/or Preferred Shares (the “Warrants”, and together with the Ordinary Shares and the Preferred Shares, the “Company Securities”) and (B) the registration of up to 5,623,816 Ordinary Shares (the “Selling Shareholder Shares”, and together with the Company Securities, the “Securities”) to be resold from time to time, on a continuous or delayed basis, by the selling shareholder identified in the Registration Statement on Form F-3, as filed by the Company with the United States Securities and Exchange Commission (the “Commission”), to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”), in each case as contemplated by the Registration Statement. The Company’s Ordinary Shares, including the Selling Shareholder Shares and the Ordinary Shares issuable pursuant to the Warrants or issuable upon conversion or exchange pursuant to the terms of Preferred Shares, may be represented by American Depositary Shares. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Ordinary Shares included in the Company Securities, when (a) the extraordinary shareholders’ meeting of the Company and, as the case may be, the supervisory board of the Company (the “Supervisory Board”) and the executive board of the Company (the “Executive Board” and, together with the Supervisory Board, the “Boards”), and/or the meeting of any holders of a specific category of securities of the Company, have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of such Ordinary Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Executive Board, subject to the prior approval of the Supervisory Board, as the case may be, upon payment of the consideration provided therein to the Company, will be validly issued, fully paid and non-assessable.

2. The Preferred Shares included in the Company Securities, when (a) the extraordinary shareholders’ meeting of the Company and, as the case may be, the Boards and/or the meeting of any holders of a specific category of securities of the Company, have taken all necessary corporate action to authorize and approve the issuance of, and establish the terms of, such Preferred Shares, the terms of the offering of such Preferred Shares and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Executive Board, subject to the prior approval of the Supervisory Board, as the case may be, and upon payment of the consideration approved by the Boards to the Company, will be validly issued, fully paid and non-assessable.

3. The Warrants included in the Company Securities, when (a) the extraordinary shareholders’ meeting of the Company and, as the case may be, the Boards and/or the meeting of any holders of a specific category of securities of the Company, have taken all necessary corporate action to authorize and approve the issuance of and establish the terms of such Warrants, the terms of the offering of such Warrants and related matters, and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Executive Board, subject to the prior approval of the Supervisory Board, as the case may be, and upon payment of the consideration approved by the Boards to the Company, the Warrants will be validly issued.

4. The Selling Shareholder Shares have been validly issued and are fully paid and non-assessable.

The term “non-assessable”, which has no recognized meaning in French law, for the purposes of this opinion means that no present or future holder of Ordinary Shares (including the Selling Shareholder Shares) or Preferred Shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Company or any other person after the issuance of such Ordinary Shares or Preferred Shares, as the case may be.

In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder, as applicable); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the resolutions authorizing the Company to issue, offer and sell the Company Securities as adopted by the extraordinary shareholders’ meeting and/or the Boards, as applicable, will be in full force and effect at all times at which the Company Securities are issued, offered or sold by the Company; (iv) the definitive terms of the Company Securities will have been established in accordance with the authorizing resolutions adopted by the extraordinary shareholders’ meeting and/or the Boards, as applicable, the Company’s By-laws and applicable law; (v) the Company will issue, and the Company or the Selling Shareholder, as applicable, will deliver the Securities in the manner contemplated in the Registration Statement, (vi) the amount of Company Securities issued will remain within the limits of the then authorized but unissued amounts of such Company Securities; (vii) all Company Securities will be issued in compliance with applicable securities and corporate law; and (viii) any deposit agreement, warrant agreement or similar agreement will constitute a valid and binding obligation of each party thereto other than the Company, if any.

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations.

As to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of officers and other representatives of the Company. We are members of the Paris bar and this opinion is limited to the laws of the Republic of France. This opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the Republic of France.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day